Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Essential Properties Realty Trust, Inc. 2018 Incentive Plan of our report dated March 7, 2018, with respect to the consolidated financial statements and schedule of Essential Properties Realty Trust, Inc. Predecessor, included in the Registration Statement on Form S-11 (No. 333-225215) and the related Prospectus dated June 20, 2018, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New York, New York

June 22, 2018